Exhibit 23.3

kpmg

                  kpmg LLP
                  Chartered Accountants            Telephone     (416) 228-7000
                  Yonge Corporate Centre           Telefax       (416) 228-7123
                  4100 Yonge Street Suite 200      www.kpmg.ca
                  North York ON M2P 2H3
                  Canada


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Diversinet Corp.


We consent to incorporation by reference in the registration statement (No. 333-113646) on Form F-3, the amended registration statement (No. 333-107251) on Form F-3/A and the registration statement (No. 333-103356) on Form S-8 of our report dated February 19, 2004, with respect to the consolidated balance sheets of Diversinet Corp. as of December 31, 2003, October 31, 2003 and October 31, 2002, and the related consolidated statements of earnings and deficit and cash flows for each of the years in the three year period ended October 31, 2003 and the fourteen month period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 20-F of Diversinet Corp. Our report dated February 19, 2004 included additional comments for U.S. readers that states that conditions and events exist that cast substantial doubt on the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.


/s/ KPMG LLP


Toronto, Canada
April 12, 2004

MANAGEMENT'S REPORT

The accompanying consolidated financial statements and all information in the Annual Report have been prepared by management and approved by the Board of Directors of the Company. The consolidated financial statements were prepared in accordance with generally accepted accounting principles and, where appropriate, reflect management's best estimates and judgements. Management is responsible for the accuracy, integrity and objectivity of the consolidated financial statements within reasonable limits of materiality and for the consistency of financial data included in the text of the Annual Report with that contained in the consolidated financial statements. To assist management in the discharge of these responsibilities, the Company maintains a system of internal controls designed to provide reasonable assurance that its assets are safeguarded, that only valid and authorized transactions are executed and that accurate, timely and comprehensive financial information is prepared and disclosed. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls should not exceed their expected benefits.

The Company's Audit Committee is appointed by the Board of Directors annually and is comprised of non-management directors. The Audit Committee meets with management as well as with the independent auditors to satisfy itself that management is properly discharging its financial reporting responsibilities and to review the consolidated financial statements and the independent auditors' report. The Audit Committee reports its findings to the Board of Directors for consideration in approving the consolidated financial statements for presentation to the shareholders. The independent auditors have direct access to the Audit Committee.

The consolidated financial statements have been audited by KPMG LLP, Chartered Accountants, on behalf of the shareholders, in accordance with generally accepted auditing standards. Their report outlines the scope of their audit and expresses their opinion on the consolidated financial statements of the Company.


/s/ Nagy Moustafa                       /s/ David Hackett
-----------------------------           --------------------------------------
Nagy Moustafa, President                David Hackett, Chief Financial Officer
& Chief Executive Officer

kpmg LLP
Chartered Accountants                   Telephone (416) 228-7000
Yonge Corporate Centre                  Telefax (416) 228-7123
4100 Yonge Street Suite 200             www.kpmg.ca
North York, Ontario M2P 2H3

AUDITORS' REPORT TO THE SHAREHOLDERS

We have audited the consolidated balance sheets of Diversinet Corp. as at December 31, 2003, October 31, 2003 and October 31, 2002 and the consolidated statements of earnings and deficit and cash flows for each of the years in the three-year period ended October 31, 2003 and for the fourteen-month period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003, October 31, 2003 and October 31, 2002 and the results of its operations and its cash flows for each of the years in the three-year period ended October 31, 2003 and the fourteen month period ended December 31, 2003 in accordance with Canadian generally accepted accounting principles.

/s/ KPMG LLP
Chartered Accountants, Toronto, Canada, January 29, 2004, except for note 16(b) which is as of February 23, 2004

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report to the shareholders dated January 29, 2004, except for note 16(b) which is as of February 23, 2004, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

/s/ KPMG LLP
Chartered Accountants, Toronto, Canada

Diversinet corp.
Consolidated Balance Sheets
(In United States dollars)

As at

-------------------------------------------------------------------------------------------------------------------
                                                      December 31              October 31           October 31
-------------------------------------------------------------------------------------------------------------------
                                                             2003                    2003                 2002
-------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
     Cash and cash equivalents                   $        722,569        $        863,977     $        608,692
     Short-term investments                             1,243,960               1,853,369            1,843,657
     Accounts receivable (including $62,293, $62,293,
     $110,148 from joint venture, note 8)               1,081,760               1,422,943              265,672
     Other receivables                                     85,748                  77,720               15,933
     Prepaid expenses                                     375,009                 232,812               77,012
-------------------------------------------------------------------------------------------------------------------
     Total current assets                               3,509,046               4,450,821            2,810,966

     Capital assets, net (note 4)                         986,316               1,053,544            1,198,527
     Purchased technology, net of $62,833, $31,416,
       $nil amortization (note 3)                         314,167                 345,584                    -
     Customer assets net of $110,256, $55,129,
       $nil amortization (note 3)                         882,048                 937,175                    -
     Goodwill (note 3)                                  5,311,932               5,311,932                    -
-------------------------------------------------------------------------------------------------------------------
Total assets                                      $    11,003,509        $     12,099,056     $      4,009,493
-------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity
Current liabilities:
     Accounts payable                            $        899,644        $        845,757     $        352,025
     Accrued liabilities (note 5)                       1,351,400               1,504,319              698,137
     Notes payable                                         28,192                  33,178                    -
     Current portion of promissory note                   300,000                 300,000                    -
     Deferred revenue                                     477,449                 653,350                9,228
-------------------------------------------------------------------------------------------------------------------
     Total current liabilities                          3,056,685               3,336,604            1,059,390
     Promissory note                                      300,000                 300,000                    -

Shareholders' equity:
         Share capital (note 6):
         Authorized:
              Unlimited common shares
         Issued and outstanding:
              11,043,027, 11,043,027, 3,222,308
              common shares                            49,191,482              49,201,868           40,677,645
     Contributed surplus                                  126,173                  72,680               72,680
     Cumulative translation adjustment                 (1,520,721)             (1,445,932)          (1,936,534)
     Share purchase warrants (note 6)                   1,331,652               1,331,652                    -
     Deficit                                          (41,481,762)            (40,697,816)         (35,863,688)
-------------------------------------------------------------------------------------------------------------------
     Total shareholders' equity                         7,646,824               8,462,452            2,950,103
Future operations (note 1)
Commitments and contingencies (note 11)
-------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity        $    11,003,509        $     12,099,056     $      4,009,493
-------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.
On behalf of the Board:

/s/ Mark Steinman                               /s/ Nagy Moustafa
---------------------------                     ---------------------------
Mark Steinman, Director                         Nagy Moustafa, Director

DIVERSINET CORP.
Consolidated Statements of Earnings and Deficit
(In United States dollars)
-----------------------------------------------------------------------------------------------------------------

                                             Fourteen month
                                             period ended                        Years ended
                                               December 31       October 31        October 31       October 31
                                                      2003             2003              2002             2001
-----------------------------------------------------------------------------------------------------------------
Revenue (including $nil, $nil, $85,138, $127,034,
     from joint venture, note 8)            $    8,562,676    $   7,108,003     $     710,250    $     792,814

Cost of sales                                    6,622,495        5,491,029                 -                -
-----------------------------------------------------------------------------------------------------------------
Gross margin                                     1,940,181        1,616,974           710,250          792,814

Expenses:
Research and development                         1,513,323        1,243,545         1,478,980        4,484,608
Sales and marketing                              2,656,099        2,270,982         1,103,722        4,711,785
General and administrative                       2,654,214        2,368,903         1,899,302        2,616,285
Depreciation and amortization                      740,049          573,672           404,015        1,226,022
Severance costs                                          -                -                 -          474,008
-----------------------------------------------------------------------------------------------------------------
                                                 7,563,685        6,457,102         4,886,019       13,512,708
-----------------------------------------------------------------------------------------------------------------
Loss before the following                       (5,623,504)      (4,840,128)       (4,175,769)     (12,719,894)

Interest income and other income                   (26,302)         (25,653)         (111,096)        (447,736)
Interest expense                                    20,872           19,653                 -                -
-----------------------------------------------------------------------------------------------------------------

Loss for the period                             (5,618,074)      (4,834,128)       (4,064,673)     (12,272,158)

Deficit, beginning of period                   (35,863,688)     (35,863,688)      (31,799,015)     (19,526,857)
-----------------------------------------------------------------------------------------------------------------
Deficit, end of period                      $  (41,481,762)   $ (40,697,816)    $ (35,863,688)   $ (31,799,015)
-----------------------------------------------------------------------------------------------------------------
Basic and diluted loss per share (note 7)   $       (0.87)    $       (0.85)    $       (1.37)   $       (4.65)
-----------------------------------------------------------------------------------------------------------------

Weighted average number of
common shares                                    6,478,296        5,715,423         2,971,692        2,637,648
-----------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

DIVERSINET CORP.
Consolidated Statements of Cash Flows
(In United States dollars)

----------------------------------------------------------------------------------------------------------------

                                            Fourteen-month                        Years ended
                                              period ended
                                               December 31       October 31        October 31       October 31
                                                      2003             2003              2002             2001
----------------------------------------------------------------------------------------------------------------

Cash provided by (used in):
Operating activities:
     Loss from continuing operations        $  (5,618,074)    $  (4,834,128)    $  (4,064,673)   $ (12,272,158)
     Items not involving cash:
         Depreciation and amortization             740,049          573,672           404,015        1,226,022
         Stock-based compensation expense          825,010          771,519                 -                -
         Unrealized foreign exchange loss (gain)   415,813          490,602            71,603        (185,117)
     Change in non-cash operating working capital:
         Accounts receivable                     2,425,570        2,084,387          (91,726)          908,489
         Other receivables                        (69,815)         (61,787)            47,094           37,949
         Prepaid expenses                         (98,846)           43,350           300,700          (7,180)
         Accounts payable                        (571,786)        (625,673)         (402,707)          480,399
         Accrued liabilities                       431,892          584,811         (777,766)        (758,104)
         Deferred revenue                        (156,371)           19,530          (18,552)         (26,634)
----------------------------------------------------------------------------------------------------------------
     Cash used in continuing operations        (1,676,558)        (953,717)       (4,532,012)     (10,596,334)

Financing activities:
     Issue of common shares, common share
       purchase options and warrants for cash    2,920,646        2,931,032         3,108,317           68,651
     Notes payable                               (873,323)        (868,337)                 -                -
     Bank indebtedness                           (240,979)        (240,979)                 -                -
----------------------------------------------------------------------------------------------------------------
     Cash provided by financing activities       1,806,344        1,821,716         3,108,317           68,651

Investing activities:
     Short-term investments                        599,698          (9,712)           112,799      (1,956,457)
     Acquisitions, net of cash received          (541,084)        (541,084)                 -                -
     Additions to capital assets                  (74,523)         (61,918)          (20,525)        (719,453)
----------------------------------------------------------------------------------------------------------------
     Cash provided by (used in) investing
       activities                                 (15,909)        (612,714)            92,274      (2,675,910)

Increase (decrease) in cash and cash
   equivalents                                     113,877          255,285       (1,331,421)     (13,203,593)
Cash and cash equivalents, beginning of period     608,692          608,692         1,940,113       15,143,706

----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period    $      722,569    $     863,977     $     608,692    $   1,940,113
----------------------------------------------------------------------------------------------------------------

Supplementary non-cash financing and investing
   activities:
     Issue of warrants on acquisitions      $    1,044,640    $   1,044,640     $           -    $           -
     Issue of common shares on acquisitions      4,959,875        4,959,875                 -                -
----------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

DIVERSINET CORP.
Notes to Consolidated Financial Statements
(In United States dollars)

Years ended October 31, 2003, 2002 and 2001 and the fourteen month period ended December 31, 2003

Diversinet Corp. (the "Company"), an Ontario corporation, develops and markets secured wireless and identity management solutions and professional services to the enterprise, financial services, government and gaming and wagering marketplaces.

1.   FUTURE OPERATIONS:

     These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue in operation in the foreseeable future and be able to realize assets and satisfy liabilities in its normal course of business. Certain conditions and events exist that cast substantial doubt on the Company's ability to continue as a going concern.

     The Company has incurred significant losses and used significant amounts of cash in operating activities in recent years.

     Continued operations depend upon the Company's ability to generate future profitable operations and/or obtain additional financing to fund future operations and, ultimately, to generate positive cash flows from operating activities. There can be no assurance that the Company will be successful in obtaining additional financing or generating positive cash flows from operations.

     Should the Company be unable to generate positive cash flows from operations or secure additional financing in the foreseeable future, the application of the going concern principle for financial statement reporting purposes may no longer be appropriate. These financial statements do not include any adjustments related to the valuation or classification of recorded asset amounts or the amounts or classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which, except as described in note 14, conform in all material respects with accounting principles generally accepted in the United States. Significant accounting policies adopted by the Company are as follows:

     (a)  Fiscal Year:

        In 2003, the Company changed its fiscal year end from October 31 to December 31. As a result, financial statements for the fourteen-month period ended December 31, 2003 in addition to the financial statements for the year ended October 31, 2003 have been presented.

     (b)  Basis of consolidation:

        The consolidated financial statements include the accounts of the Company and its subsidiaries. The Company accounts for its interest in a joint venture by the proportionate consolidation method. All significant intercompany transactions and balances have been eliminated.

     (c)  Goodwill:

        Handbook section 3062 "Goodwill and Other Intangible Assets", requires that goodwill no longer be amortized but instead be tested for impairment at least annually by comparing the carrying value of a reporting unit with its fair value. If any potential impairment is indicated, then it is quantified by comparing the carrying value of goodwill to its fair value.

        During the fourth quarter the Company completed its goodwill impairment test and concluded that no write-down was required.

     (d)  Revenue recognition:

        Consulting revenues are recognized on a time and materials basis, or on a percentage of completion basis, depending on the contract, as employees and subcontractors provide services. Revenue from time and materials service contracts are recognized as the services are provided. Revenue from fixed price long-term contracts is recognized over the contract term based on the percentage of services provided during the period compared to the total estimated services to be provided over the entire contract. Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable. Contract losses are determined to be the amount by which the estimated direct and indirect costs of the contract exceed the estimated total revenues that will be generated by the contract. Revenue recognized in excess of billings is recorded as unbilled services. Billings in excess of revenue recognized are recorded as deferred revenue until the above revenue recognition criteria are met. Reimbursements, including those relating to travel and other out-of-pocket expenses, and other similar third-party costs, are included in revenues.

        Revenue from software license agreements is recognized upon execution of a license agreement and the shipment of the software, as long as all vendor obligations have been satisfied, the license fee is fixed and determinable and collection of the license fees is probable. Revenue from the sale of additional software products is recognized as software is delivered.

        Revenue earned on software arrangements involving multiple elements (i.e., software products, upgrades/enhancements, post contract customer support, installation, training, et cetera) is allocated to each element based on vendor specific objective evidence of relative fair value of the elements. When arrangements contain multiple elements and vendor specific objective evidence only exists for all undelivered elements, the Company recognizes revenue for the delivered elements using the residual method, whereby the total arrangement fee is assigned to the undelivered elements based on their fair value, with the residual assigned to the delivered elements and recognized. For arrangements containing multiple elements where vendor specific objective evidence does not exist for all undelivered elements, revenue for the delivered and undelivered elements is deferred until either vendor specific objective evidence exists for the remaining undelivered elements or all elements have been delivered. The revenue allocated to post contract customer support is recognized ratably over the term of the support and revenue allocated to service elements (such as training and installation) is recognized as the services are performed.

        The Company's sales arrangements generally include standard payment terms ranging up to 90 days. The Company provides a limited product warranty, the costs of which have historically been insignificant.

     (e)  Cash and cash equivalents:

        Cash and cash equivalents include cash on account and short-term investments in money market instruments with original maturities of 90 days or less when acquired.

     (f)  Short-term investments:

        Short-term investments consist of bonds having a term of 90 days when acquired which are recorded at cost plus accrued interest.

     (g)  Investment tax credits:

        Investment tax credits are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized. Investment tax credits earned with respect to current expenditures for qualified research and development activities are included in the consolidated statements of earnings and deficit as a reduction of related expenses in the year incurred. Assistance related to the acquisition of capital assets used for research and development is credited against the related capital assets. The Company has recorded no investment tax credits.

     (h)  Research and development costs:

        Research costs are expensed as incurred. Software development costs are deferred once costs meet the criteria under Canadian generally accepted accounting principles for deferral and amortization. Such deferred costs are amortized, commencing when the product is commercially released, on a straight-line basis over two years. The recoverability of any unamortized deferred development costs is reviewed on an ongoing basis.

     (i)  Purchased and acquired technology:

        The Company capitalizes purchased technology and amortizes such costs over two years. The carrying value is assessed on a periodic basis to determine if a write-down is required.

     (j)  Customer assets:

        Customer relationships are amortized over three years. Customer contracts are amortized as services are performed. The carrying value is accessed on a periodic basis to determine if a write-down is required.

     (k)  Foreign currency translation:

        Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at the exchange rates prevailing at the consolidated balance sheet dates. Non-monetary assets and liabilities are translated at historical rates. Transactions in foreign currencies are translated into United States dollars at the approximate rates prevailing at the dates of the transactions. Foreign exchange gains and losses are included in loss for the period. The Company has historically prepared its consolidated financial statements in Canadian dollars and used the Canadian dollar as its measurement currency. As a result of a number of circumstances, including the current year financing activities, the acquisition of DSS Software Technologies and Caradas, Inc. and the U.S. dollar becoming the measurement currency in which most of the Company's business is transacted, effective October 1, 2003, the Company adopted the U.S. dollar as its measurement and reporting currency for preparation of its consolidated financial statements. Comparative financial information has been restated in U.S. dollars using the current rate method. Share capital has been translated at the exchange rate in effect at the time of the transaction. Deficit has been translated at the approximate rates prevailing at the dates of the transactions and monetary assets and liabilities have been translated into United States dollars at the exchange rates prevailing at the consolidated balance sheet dates. The resulting difference has been classified as a cumulative translation adjustment on the balance sheet.

       (l) Capital assets:

        Capital assets are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is provided over the estimated useful lives of the assets at the following annual rates and bases:


-------------------------------------------------------------------------------
 Asset                                   Basis                        Rate
-------------------------------------------------------------------------------
 Computer hardware                       Declining balance             30%
 Computer software                       Declining balance             30%
 Furniture and fixtures                  Declining balance             20%
 Leasehold improvements                  Straight-line                Over term
                                                                      of lease
-------------------------------------------------------------------------------

        The Company regularly reviews the carrying values of its capital assets by comparing the carrying amount of the asset to the expected future undiscounted cash flows to be generated by the asset. If the carrying value exceeds the amount recoverable, a write-down of the asset to its estimated net recoverable amount is charged to the statements of earnings and deficit.

       (m) Income taxes:

        The Company accounts for income taxes using the asset and liability method. Under this method, future income taxes are recognized at the enacted or substantively enacted tax rate expected to be applicable at the date of reversal for all significant temporary differences between the tax and accounting bases of assets and liabilities and for certain tax carry forward items. Future income tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the future income tax assets will be realized. Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the substantive enactment of the change.

       (n) Earnings per share:

        Basic earnings per share is computed using the weighted average number of common shares that are outstanding during the year. Diluted earnings per share is computed using the weighted average number of common and potential common shares outstanding during the year. Potential common shares consist of the incremental number of common shares issuable upon the exercise of stock options and warrants and are calculated using the treasury stock method.

       (o) Stock-based compensation:

        Effective November 1, 2002, the Company adopted the new CICA Handbook section 3870, "Stock-Based Compensation and Other Stock-Based Payments", which requires that a fair value based method of accounting be applied to all stock-based payments to non-employees and to direct awards of stock to employees. However, the standard permits the Company to continue its existing policy of recording no compensation cost on the grant of stock options and warrants to employees with the addition of pro-forma information as if the fair value method has been applied. Had the company determined compensation expense based on the fair value of stock options granted subsequent to November 1, 2002, the Company's loss and loss per share would have been reported as the pro-forma amounts indicated below:

--------------------------------------------------------------------------------
                                 Fourteen months ended           Year ended
                                     December 31, 2003     October 31, 2003
--------------------------------------------------------------------------------
  Loss for the period as reported           $(5,618,074)      $ (4,834,128)
  Pro forma loss                           (5,804,961)          (4,925,828)
  Pro forma loss per common share:
     Basic and diluted                      $   (0.90)        $      (0.86)
--------------------------------------------------------------------------------
  Weighted average number of common shares   6,478,296            5,715,423

       (p) Use of estimates:

        The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenue and expenses during the year. Actual results could differ from those estimates.

3.      ACQUISITIONS:

       a) In January 2003, the Company acquired 100% of the outstanding shares of DSS Software Technologies, a consulting services provider. The aggregate purchase price was $1,301,038 consisting of $300,000 in cash, $26,998 in the costs associated with the acquisition, $600,000 of promissory note payable in instalments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 and 120,000 share purchase warrants with a value of $374,040. The share purchase warrants vest equally on January 2, 2003, 2004 and 2005 and are exercisable at $3.75 per share for five years. Additional future cash consideration in the amount of $800,000 is payable based on the achievement of certain financial targets over the next two years and will be recorded with an increase to goodwill if and when the targets have been met. The acquisition was accounted for using the purchase method and the purchase price was allocated as follows:


        Fair value of net capital assets acquired              $  93,374
        Working capital                                          290,422
        Goodwill                                                 917,242
        -----------------------------------------------------------------
        Purchase price                                       $ 1,301,038
        -----------------------------------------------------------------

       b) In September 2003, the Company acquired 100% of the outstanding shares of Caradas, Inc., a credential management provider. The aggregate purchase price was $5,630,475 consisting of 1,417,500 common shares with a value of $4,895,310, $64,565 in the costs associated with the acquisition and 200,000 common share purchase warrants with a value of $670,600. The share purchase warrants vest equally on a quarterly basis over three years and each is exercisable to purchase one common share at $2.45 per share for five years from the date of vesting. The acquisition was accounted for using the purchase method and the purchase price was allocated as follows:

            Fair value of net capital assets acquired          $ 186,853
            Working capital                                     (320,372)
            Purchased technology                                 377,000
            Customer assets                                      992,304
            Goodwill                                           4,394,690
            -------------------------------------------------------------------
            Purchase price                                   $ 5,630,475
            -------------------------------------------------------------------

          The customer assets of $992,304 are comprised of customer relationships and other customer contracts. The customer relationships were assigned a useful life of three years, while the customer contracts will be amortized as services are performed. The purchased technology of $377,000 has been assigned a useful life of two years.

     4.   CAPITAL ASSETS:



                                                                                    Accumulated                    Net
       December 31, 2003                                               Cost        depreciation                   book
                                                                               and amortization                  value
-----------------------------------------------------------------------------------------------------------------------------
       Computer hardware                                    $     1,342,228     $       817,852         $      524,376
       Computer software                                            556,319             365,310                191,009
       Furniture and fixtures                                       291,174             138,401                152,773
       Leasehold improvements                                       234,865             116,707                118,158
-----------------------------------------------------------------------------------------------------------------------------
                                                            $     2,424,586     $     1,438,270         $      986,316
-----------------------------------------------------------------------------------------------------------------------------
In the fourteen months ended December 31, 2003, depreciation expense and amortization amounted to $566,960.
-----------------------------------------------------------------------------------------------------------------------------
                                                                                    Accumulated                    Net
       October 31, 2003                                                Cost        depreciation                   book
                                                                               and amortization                  value
-----------------------------------------------------------------------------------------------------------------------------
       Computer hardware                                    $     1,333,937     $       771,806         $      562,131
       Computer software                                            556,318             347,894                208,424
       Furniture and fixtures                                       286,860             131,629                155,231
       Leasehold improvements                                       234,865             107,107                127,758
-----------------------------------------------------------------------------------------------------------------------------
                                                            $     2,411,980     $     1,358,436         $    1,053,544
-----------------------------------------------------------------------------------------------------------------------------
In the year ended October 31, 2003, depreciation expense and amortization amounted to $499,732.
-----------------------------------------------------------------------------------------------------------------------------
                                                                                    Accumulated                    Net
       October 31, 2002                                                Cost        depreciation                   book
                                                                               and amortization                  value
-----------------------------------------------------------------------------------------------------------------------------
       Computer hardware                                    $       984,343     $       510,752         $      473,591
       Computer software                                            444,153             226,521                217,632
       Furniture and fixtures                                       339,985             137,793                202,192
       Leasehold improvements                                       466,936             161,824                305,112
-----------------------------------------------------------------------------------------------------------------------------
                                                            $     2,235,417     $     1,036,890         $    1,198,527
-----------------------------------------------------------------------------------------------------------------------------

In the year ended October 31, 2002, depreciation and amortization expense amounted to $404,015.

5.     ACCRUED LIABILITIES:
-----------------------------------------------------------------------------------------------------------------------------
                                                                December 31          October 31             October 31
-----------------------------------------------------------------------------------------------------------------------------
                                                                       2003                2003                   2002
       Remuneration                                         $       815,135     $       914,523         $      236,045
       Professional fees                                            372,663             511,944                300,971
       Miscellaneous                                                163,602              77,852                161,121
-----------------------------------------------------------------------------------------------------------------------------
                                                            $     1,351,400     $     1,504,319         $      698,137
-----------------------------------------------------------------------------------------------------------------------------


6. SHARE CAPITAL, WARRANTS AND COMMON SHARE PURCHASE OPTIONS:

     There are an unlimited number of authorized common shares with no par value.

     The following details the changes in issued and outstanding shares, compensation options and warrants:

                                                            Compensation options and             Common shares
                                                                    warrants
       -------------------------------------------------- --------------- -------------- ---------------- --------------
                                                                  Number         Amount           Number         Amount
       -------------------------------------------------- --------------- -------------- ---------------- --------------
       Balance, October 31, 2000 (b)                              41,350        $     -        2,635,176   $ 37,500,677

       Stock options exercised and shares issued (a)                   -              -            6,312         68,651
       -------------------------------------------------- --------------- -------------- ---------------- --------------
       Balance, October 31, 2001                                  41,350              -        2,641,488     37,569,328

       Private placement (c)                                     471,554              -          580,820      3,108,217
       -------------------------------------------------- --------------- -------------- ---------------- --------------

       Balance, October 31, 2002                                 512,904              -        3,222,308     40,677,545

       Reverse stock split (d)                                         -              -                -        (5,246)

       Private placement (e)                                      60,000         68,304        5,844,037      2,932,587

       Stock options exercised and shares issued (a)                   -              -               83             52

       Acquisition of DSS (f)                                    120,000        374,040                -              -

       Acquisition of Caradas (g)                                200,000        670,600        1,417,500      4,895,310

       Professional services (h)                                 127,500        218,708          559,099        701,620
       -------------------------------------------------- --------------- -------------- ---------------- --------------

       Balance, October 31, 2003                               1,020,404      1,331,652       11,043,027     49,201,868

       Private placement (e)                                           -              -                -       (10,386)
       -------------------------------------------------- --------------- -------------- ---------------- --------------

       Balance, December 31, 2003                              1,020,404     $1,331,652       11,043,027   $ 49,191,482
       -------------------------------------------------- --------------- -------------- ---------------- --------------


(a) During 2001, 2002 and 2003, the Company granted options to certain employees, officers and directors under a share option plan (note 12), enabling them to purchase common shares of the Company.

(b) Warrants outstanding as of October 31, 2001 and 2000 consist of 15,000 warrants issued in October 1999 as an exercise price of $131.25 per share, expiring October 2004 and 26,350 warrants issued in May 2000 at an exercise price of $85.90 per share, expiring May 2005.
(c) On April 4, 2002, the Company completed a private placement of 518,670 units at a price of $6.00 per unit for gross proceeds before expenses $3,112,022. Each unit was comprised of one common share and three-quarters of one common share purchase warrant. Each warrant entitles the holder thereof to acquire one common share at a price of $7.20 per common share for a period of up to three years from April 4, 2002.

        The following consideration was issued to placement agents in connection with the private placement: (i) cash consideration of $140,400 plus out-of-pocket expenses of approximately $7,500; (ii) compensation options to purchase up to 23,400 units on the same terms as described above; (iii) 50,000 common share purchase warrants to purchase common shares at prices of $6.00 and $7.20 and expiring on April 2 and 3, 2005;
        (iv) 18,750 common share purchase warrants to purchase common shares at a price of $0.10 per common share.

        On April 8, 2002, the compensation options noted in (ii) above, were exercised and the Company issued 23,400 common shares and 17,550 common share purchase warrants to the placement agents.

        On May 8, 2002, upon issuance of the common share purchase warrants noted in (iv) above, the warrants were immediately exercised and the Company issued 18,750 common shares. The fair value of these warrants in the amount of $110,625 was recorded as share issue costs.

        On May 8, 2002, the Company issued an additional 20,000 units at a price of $6.00 per unit for gross proceeds of $120,000. Each unit was comprised of one common share and three quarters of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at a price of $7.20 for a period of three years from May 8, 2002.

(d) On January 28, 2003 the Company completed a reverse stock split of its issued and outstanding common shares whereby every ten shares of common stock were exchanged for one share of common stock. All common share amounts in the financial statements have been restated to give effect to the stock split.

(e) On June 23, 2003, the Company completed a private placement of 5,000,000 common shares at a price of $0.62 per common share for gross proceeds of $3,100,000.

        The placement agent exercised its option to receive 500,000 common shares in lieu of its $310,000 fee from the Private Placement. The placement agent also received 40,000 common shares in lieu of its $24,000 retainer fee to act as placement agent. Further compensation was issued as a three-year broker cashless exercisable warrant terminating on June 20, 2006 to purchase up to 500,000 common shares of the Corporation at $0.62 per share. The placement agent has exercised 440,000 in a cashless exercise to receive 304,037 common shares.

(f) In January 2003, the Company acquired 100% of the outstanding shares of DSS Software Technologies. The purchase price included 120,000 share purchase warrants with a value of $374,040. The share purchase warrants vest equally on January 2, 2003, 2004 and 2005 and are exercisable at $3.75 per share for five years.

(g) On September 1, 2003, Diversinet Corp acquired 100% of the outstanding shares of Caradas, Inc. The aggregate consideration was 1,417,500 Diversinet common shares and 200,000 share purchase warrants. The share purchase warrants are exercisable at $2.45 per share for five years. The share purchase warrants will vest to the holder quarterly over three years.
(h)   Professional services:


      The following chart summarizes the activity during the year ended December
      31, 2003:
      -----------------------------------------------------------------------------
                                   Compensation options        Common shares
                                  and warrants
      -----------------------------------------------------------------------------
                                       Number      Amount      Number       Amount
      -----------------------------------------------------------------------------
      Consulting services (i)          20,000    $ 42,088           -        $   -

      Consulting services (ii)          2,500       5,260           -            -

      Business development
      services (iii)                        -           -     250,000      300,000

      Public relations services
      (iv)                            100,000      57,620     200,000      240,000

        Warrants exercised (iv)     (100,000)    (57,620)      69,099       57,620

      Advisory board consulting
      services (v)                     50,000      59,260           -            -

      Advisory board consulting
      services (vi)                    25,000      52,508           -            -

      Consulting services (vii)             -           -      40,000      104,000

      Consulting services (viii)       25,000      39,640           -            -

      Consulting services (ix)          5,000      19,952           -            -
      -----------------------------------------------------------------------------
                                      127,500    $218,708     559,099     $701,620
      -----------------------------------------------------------------------------

(i) On November 1, 2002 the Company entered into an agreement for consulting services. In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year warrant terminating on October 23, 2005 to purchase up to 20,000 of our common shares at $2.60 per share in regards to the compensation payable by us for these services.

(ii) On November 1, 2002 the Company entered into an agreement for consulting services. In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year warrant terminating on October 23, 2005 to purchase up to 2,500 of our common shares at $2.60 per share in regards to the compensation payable by us for these services.

(iii) On May 14, 2003, the Company entered into an agreement for business development services. This agreement is subject to certain milestones that if not met may allow Diversinet to terminate the retainer portion of the agreement and /or the entire agreement. In consideration for the services to be rendered Diversinet will pay a retainer equal to $25,000 per month, which at our discretion may be paid as follows: (i) $25,000 per month in cash, or (ii) $25,000 per month by the issuance of 41,667 common shares per month, or (iii) $20,000 per month in cash and issuance of 8,333 common shares per month. The Company has elected to pay the first six months by way of 250,000 common shares.

(iv) On May 14, 2003, the Company entered into an agreement for public relations services. In consideration for the services to be rendered in accordance with the agreement, the Company issued a three-year cashless exercisable warrant terminating on May 12, 2006 to purchase up to 100,000 of our common shares at $0.60 per share and 200,000 common shares, being 16,667 common shares per month for 12 months in regards to the compensation payable by us for these services. The consultant opted to have a cashless exercise and received 69,099 common shares.

(v) On July 1, 2003, the Company entered into an agreement for advisory board consulting services. In consideration for the services to be rendered in accordance with the agreement, we issued a three-year warrant terminating on June 30, 2006 to purchase up to 50,000 of our common shares at $0.62 per share in regards to the compensation payable by us for these services.

(vi) On July 1, 2003, the Company entered into an agreement for advisory board consulting services. In consideration for the services to be rendered in accordance with the agreement, we issued a five-year warrant terminating on August 1, 2008, vesting equally on a quarterly basis over three years, to purchase up to 25,000 of our common shares at $0.62 per share in regards to the compensation payable by us for these services.

(vii) On July 17, 2003, the Company entered into an agreement for consulting services. In consideration for the services to be rendered in accordance with the agreement, we issued 40,000 of our common shares in regards to the compensation payable by us for these services.

(viii) On August 20, 2003 the Company entered into an agreement for consulting services. In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a one-year warrant terminating on August 20, 2004 to purchase up to 25,000 of our common shares at $3.40 per share in regards to the compensation payable by us for these services.

(ix) On September 1, 2003 the Company entered into an agreement for consulting services. In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a two-year warrant terminating on September 30, 2005 to purchase up to 5,000 of our common shares at $2.50 per share in regards to the compensation payable by us for these services.

7.   BASIC AND DILUTED LOSS PER SHARE:

     Common shares issuable upon the exercise of options and warrants that could dilute basic loss per share in the future were not included in the computation of diluted loss per share because to do so would have been anti-dilutive for the years ended December 31, 2003, October 31, 2003, 2002 and 2001. Anti-dilutive options amounted to 783,946 at December 31, 2003 and 739,646 at October 31, 2003 (2002 - 256,979; 2001 - 298,518).
     Anti-dilutive warrants amounted to 905,404 at December 31, 2003 and October 31, 2003 (2002 - 512,904; 2001 - 41,350), respectively.

8.   INTEREST IN JOINT VENTURE:

     On June 4, 2001, the Company entered into an agreement with an Asian company to establish a joint venture to conduct certain of the Company's Asian activities. Each party holds a 50% interest in the joint venture. These financial statements reflect the Company's proportionate interest in the joint venture's assets, liabilities, revenue and expenses.

     The following amounts included in the consolidated financial statements represent the Company's proportionate interest in the joint venture at December 31, 2003, October 31, 2003 and October 31, 2002:

--------------------------------------------------------------------------------------
                                        December 31    October 31      October 31
--------------------------------------------------------------------------------------
                                               2003          2003            2002
     Cash                                $       37   $        37      $       50
     Accounts receivable                         56            56           1,264
     Prepaid expenses                           445         1,334             103
     Capital assets                         172,495       196,644         258,736
--------------------------------------------------------------------------------------
     Total assets                        $  173,033   $   198,071      $  260,153
--------------------------------------------------------------------------------------
     Accounts payable                    $   80,950   $    80,950      $  100,468
     Accrued liabilities                      4,369         1,335           3,991
--------------------------------------------------------------------------------------
     Total liabilities                   $   85,319   $    82,285      $  104,459
--------------------------------------------------------------------------------------
     Revenue                             $      181   $       181      $    3,483
     Expenses                               170,944       134,445        (188,825)
--------------------------------------------------------------------------------------
     Loss                                $ (170,763)  $  (134,264)     $ (185,342)
--------------------------------------------------------------------------------------

     During fiscal 2003, the Company recognized revenue of $nil (2002 - $85,138) from sales to the joint venture. As at December 31, 2003, the Company had contributed approximately $636,993 (2002 - $626,054) into the joint venture. The Company has to date committed to contribute an additional $6,200 to the joint venture for the Company's proportionate share of the joint venture requirements. This amount is expected to be contributed within the next six months.

9.   INCOME TAXES:

     The tax effects of significant temporary differences representing future tax assets is as follows:


--------------------------------------------------------------------------------------
                                        December 31    October 31      October 31
                                               2003          2003            2002
--------------------------------------------------------------------------------------
     Future tax assets:
     Operating loss carryforwards        $10,813,090  $10,635,743   $   8,046,570
     Capital loss carryforwards             567,607       558,094         510,187
     Share issue costs                      121,514       119,478         273,562
     Research and development costs       2,736,323     2,631,275       1,607,807
     Capital assets, accounting basis
       less than tax basis                5,706,491     5,604,328       3,735,410
--------------------------------------------------------------------------------------
                                         19,945,025    19,548,918      14,173,536
     Valuation allowance                (19,945,025)  (19,548,918)    (14,173,536)
--------------------------------------------------------------------------------------
     Net future tax assets               $        -   $         -   $           -
--------------------------------------------------------------------------------------

     In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income, uncertainties related to the industry in which the Company operates and tax planning strategies in making this assessment.

     At December 31, 2003, the Company has non-capital losses available for carryforward for Canadian income tax purposes amounting to $28,324,000. These losses expire in the following fiscal years:

-------------------------------------------------------------------------
     2004                                              $   2,854,000
     2005                                                  4,250,000
     2006                                                  4,142,000
     2007                                                 10,862,000
     2008                                                  3,254,000
     2009                                                  2,539,000
     2010                                                    423,000
-------------------------------------------------------------------------
                                                       $  28,324,000
-------------------------------------------------------------------------

     The Company also has non-capital losses available for carryforward for United States income tax purposes amounting to $1,628,000, expiring between 2018 and 2023.

10.  SEGMENTED INFORMATION:

     The Company operates in a single reportable operating segment. This segment derives its revenue from the sale of secured wireless and identity management solutions and related products and services. As at October 31, 2003 and December 31, 2003, 60% [78% - October 31, 2002] of the capital assets were located in Canada, 22% [nil - October 31, 2002] were located in the United States and 18% [22% - October 31, 2002] in Hong Kong.

     A summary of sales to major customers that exceeded 10% of total sales and the approximate amount due from these customers during each of the years in the three-year period ended October 31, 2003 and the fourteen month period ended December 31, 2003, are as follows:


--------------------------------------------------------------------------------------
                                        Sales                Accounts Receivable
                  December 31 and  October 31  October 31 December 31  October 31
                 October 31, 2003        2002        2001        2003        2003
--------------------------------------------------------------------------------------
     Customer 1               30%           -           -   $ 203,752  $  278,504
     Customer 2               20%           -           -     125,746     191,452
     Customer 3                 -           -          40%          -           -
     Customer 4                 -          12%         19%     62,293      62,293
     Customer 5                 -          25%         17%          -           -
     Customer 6                 -          28%          -           -           -
     Customer 7                 -          17%          -      42,500      42,500
--------------------------------------------------------------------------------------
     The Company does not consider itself to be economically dependent on any single customer or supplier.

     Revenue is attributable to geographic location based on the location of the customer, as follows:
--------------------------------------------------------------------------------------
                         December 31     October 31     October 31     October 31
                                2003           2003           2002           2001
--------------------------------------------------------------------------------------
     Sales:
        United States     $8,219,149     $6,840,380      $  17,259      $ 191,324
        Canada                 9,665          9,665        204,159        138,498
        Other                 70,000              -         45,082         28,672
        Asia                 263,862        257,958        443,750        434,320
--------------------------------------------------------------------------------------
                           $8,562,676     $7,108,003     $ 710,250      $ 792,814
--------------------------------------------------------------------------------------

11.  COMMITMENTS AND CONTINGENCIES:

     (a)    Litigation:

        Management is of the opinion that the claims listed below are without merit and will not materially impact the Company. As a result, no provision for loss has been made in these consolidated financial statements.

        (i) The Company has been served with a statement of complaint, as a co-defendant, wherein the plaintiff is seeking rescission of an international offering private placement transaction it entered into with the Company in August 1995, in which the plaintiff purchased 212,500 common shares (850,000 common shares prior to a one-for-four reverse split) from the Company for $3,700,000. The plaintiff is also seeking damages in the amount of $3,700,000 plus interest and costs.

        (ii) During fiscal 2000, the Company and its wholly owned Barbados subsidiary, The Instant Publisher Ltd., were sued by a company that alleged that the Company breached a dealer agreement entered into in 1995 by the Company's former printing business and is seeking damages of $1,533,950 and damages of $25,000,000 for loss of reputation and loss of opportunity, pre-judgment and post-judgment interest, and costs.

        (iii) One of the Company's wholly owned subsidiaries is being sued in Bankruptcy Court by a company alleging the subsidiary received preferential payments. The plaintiff is seeking to receive $200,000.

        (iv) In addition to the above, in the ordinary course of business, the Company and its subsidiaries have legal proceedings brought against them.

     (b) Lease commitments:

        Total future minimum lease payments including operating costs are as follows:

------------------------------------------------------------------
        2004                                  $       620,188
        2005                                          458,585
        2006                                          307,605
------------------------------------------------------------------
                                              $     1,386,378
------------------------------------------------------------------

12. STOCK INCENTIVE PLAN:

     The Company grants options to certain employees, officers, directors and consultants under a share option plan (the "Plan"), enabling them to purchase common shares of the Company. The exercise price of an option under the Plan may not be less than the current market price of common shares on the day immediately proceeding the day the share option was granted. The Plan provides that the number of common shares reserved for issuance under the Plan shall not exceed 2,022,291 common shares. These options generally vest on a quarterly basis over three years and expire five years after the date of grant. As at December 31, 2003, the number of common shares reserved for future issues of stock options amounts to 688,573.

     The following table summarizes information about stock options outstanding at December 31, 2003:




       ----------------------------------------------------------------------------- -- -------------------------------

                                   Options outstanding                                          Options vested
       -----------------------------------------------------------------------------    -------------------------------

          Range of exercise          Number    Weighted average    Weighted average            Number         Weighted
                      price     outstanding           remaining      exercise price       exercisable          average
                                               contractual life                                         exercise price
                                                        - years
       --------------------- --------------- ------------------- -------------------    -------------- ----------------
              $0.62 - $3.00         897,400                4.51               $1.91           104,850            $1.72

              $3.70 - $6.10         109,726                3.62                5.02            43,511             5.08

            $12.40 - $30.00          85,520                2.12               19.87            74,299            20.27

            $45.60 - $48.80           4,750                .045               46.95             4,750            46.95

           $51.88 - $149.40          21,450                1.17               88.94            21,450            88.94
       --------------------- --------------- ------------------- -------------------    -------------- ----------------
                                  1,118,846                3.55               $5.45           248,860          $ 16.23
       --------------------- --------------- ------------------- ------------------- -- -------------- ----------------

Changes for the employee stock option plan during the fourteen month period ended December 31, 2003 were as follows:


                                                      Fourteen months ended 2003               Year ended 2002
       ----------------------------------------------------------------------------------------------------------------
                                                      Number of    Weighted average         Number of         Weighted
                                                         shares      exercise price            shares          average
                                                                                                        exercise price
       --------------------------------------- --- ------------- -------------------    -------------- ----------------
       Options outstanding, beginning of year           286,979             $ 22.28           368,625           $49.42

       Options granted                                  940,600                2.00            89,135            43.83

       Options exercised                                   (83)                0.62                 -                -

       Options cancelled                              (108,650)               20.96         (170,781)            75.89
       --------------------------------------- --- ------------- -------------------    -------------- ----------------

       Options outstanding, end of year               1,118,846              $ 5.45           286,979           $22.28
       --------------------------------------- --- ------------- -------------------    -------------- ----------------

       Options exercisable, end of year                 248,860              $16.23           159,990           $30.40
       --------------------------------------- --- ------------- -------------------    -------------- ----------------

       Weighted   average   fair   value   of                                $ 1.61                             $ 2.40
       options granted during the year
       --------------------------------------- --- ------------- ------------------- -- -------------- ----------------

The following table summarizes information about stock options outstanding at October 31, 2003:


                                   Options outstanding                                          Options vested
       -----------------------------------------------------------------------------    -------------------------------

          Range of exercise          Number    Weighted average    Weighted average            Number         Weighted
                      price     outstanding           remaining      exercise price       exercisable          average
                                               contractual life                                         exercise price
                                                        - years
       --------------------- --------------- ------------------- -------------------    -------------- ----------------
              $0.62 - $3.00         817,400                4.61               $1.90            41,483            $1.50

              $3.70 - $6.10         110,226                3.77                5.02            34,784             5.09

            $12.40 - $30.00          85,720                2.30               19.87            73,861            20.31

            $45.60 - $48.80           4,750                0.62               46.95             4,750            46.95

           $51.88 - $149.40          21,450                1.34               88.94            21,450            88.94
       --------------------- --------------- ------------------- -------------------    -------------- ----------------
                                  1,039,546                3.59               $5.71           176,328          $ 21.95
       --------------------- --------------- ------------------- ------------------- -- -------------- ----------------

Changes for the employee stock option plan during the year ended October 31, 2003 were as follows:

                                                                            2003
       ---------------------------------------------  -----------------------------------------------------------
                                                             Number of shares    Weighted average exercise price
       ---------------------------------------------  ------------------------ ----------------------------------
       Options outstanding, beginning of year                         286,979                            $ 22.28

       Options granted                                                859,600                               1.99

       Options exercised                                                 (83)                               0.62

       Options cancelled                                            (106,950)                              21.22


       Options outstanding, end of year                             1,039,546                             $ 5.71
       ---------------------------------------------  ------------------------ ----------------------------------

       Options exercisable, end of year                               176,328                             $21.95
       ---------------------------------------------  ------------------------ ----------------------------------
       Weighted   average  fair  value  of  options
       granted during the year                                                                             $1.61
       ---------------------------------------------  ------------------------ ----------------------------------



13.  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

     The Company is exposed to the following risks related to financial assets and liabilities:

     (a) Currency risk:

        The Company is subject to currency risk through its activities in Canada, United Kingdom, Europe and Asia. Unfavourable changes in the exchange rate may affect the operating results of the Company.

        The Company does not actively use derivative instruments to reduce its exposure to foreign currency risk. However, dependent on the nature, amount and timing of foreign currency receipts and payments, the Company may enter into forward exchange contracts to mitigate the associated risks.

     (b) Fair values:

        The fair values of the Company's financial instruments approximate their carrying amounts due to their short-term nature.

     (c) Credit risk:

        Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash equivalents, short-term investments and accounts receivable. Cash equivalents and short-term investments are maintained at high-quality financial institutions.

        The Company generally does not require collateral for sales on credit. The Company closely monitors extensions of credit. Management assesses the need for allowances for potential credit losses by considering the credit risk of specific customers, historical trends and other information.


14.  RELATED PARTY TRANSACTIONS:

     Related party transactions are in the normal course of operations and are measured at the exchange amount, which is the amount established and agreed to by the related parties.

     As at December 31, 2003 and October 31, 2003, the Company had a promissory note payable in the amount $600,000 due to an officer of the Company. This note is payable in instalments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 and bears no interest.

15. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"):

     The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles. Material differences between Canadian and United States generally accepted accounting principles are described below.

-------------------------------------------------------------------------------------------------------
                                          December 31       October 31      October 31      October 31
-------------------------------------------------------------------------------------------------------
                                                  2003            2003            2002            2001
       Share capital:
           Canadian GAAP                  $ 49,191,482    $ 49,201,868    $ 40,677,545    $ 37,569,328
           Elimination of reduction
            of share capital (a)            30,089,054      30,089,054      30,089,054      30,089,054
-------------------------------------------------------------------------------------------------------
       U.S. GAAP                          $ 79,280,536    $ 79,290,922    $ 70,766,599    $ 67,658,382
-------------------------------------------------------------------------------------------------------
       Deficit and comprehensive loss:
           Canadian GAAP                  $(41,481,762)   $(40,697,816)   $(35,863,688)   $(31,494,254)
           Elimination of reduction
            of share capital (a)           (30,089,054)    (30,089,054)    (30,089,054)    (30,089,054)
           Compensation expense (b)           (991,696)       (991,696)       (991,696)       (977,584)
-------------------------------------------------------------------------------------------------------
       U.S. GAAP                          $(72,562,512)   $(71,778,566)   $(66,944,438)   $(62,560,892)
-------------------------------------------------------------------------------------------------------

       Consolidated statements of loss:
           Loss under Canadian GAAP$        (5,618,074)   $ (4,834,128)   $ (4,064,673)   $(12,272,158)
           Compensation expense (b)                 --              --         (35,052)        (36,673)
-------------------------------------------------------------------------------------------------------
       Loss under U.S. GAAP               $ (5,618,074)   $ (4,834,128)   $ (4,099,725)   $(12,308,831)
-------------------------------------------------------------------------------------------------------
       Basic and diluted loss per share
           under U.S. GAAP                $      (0.87)   $      (0.85)   $      (1.38)   $      (4.67)
-------------------------------------------------------------------------------------------------------

           Loss under U.S. GAAP           $ (5,618,074)   $ (4,834,128)   $ (4,099,725)   $(12,308,831)
           Other comprehensive loss
           being cumulative
           translation adjustment (c)          (74,789)       (490,602)     (1,936,534)             --
-------------------------------------------------------------------------------------------------------
       Compensation loss under U.S.
       GAAP                               $ (5,695,863)   $ (5,324,730)   $ (6,036,259)   $(12,308,831)
-------------------------------------------------------------------------------------------------------

     (a)  Share capital and deficit:

        On March 1, 1999, the shareholders approved a resolution to reduce the stated capital of the Company by $30,089,054 to eliminate the deficit as at October 31, 1999. Under Canadian GAAP, a reduction of the share capital of outstanding common shares is allowed with a corresponding offset to deficit. This reclassification, which the Company made in 2000 to eliminate the deficit that existed at October 31, 1999, did not meet the criteria specified by U.S. GAAP and results in an increase to share capital with a corresponding increase in deficit of $30,089,054.

     (b) Options to consultants:

        Effective November 1, 2002, the Company adopted the new CICA Handbook section 3870, "Stock-Based compensation and Other Stock Based Payments". As a result, the Company has recognized compensation expense on options issued to consultants in the current period. This resulted in no U.S. GAAP differences in the current period. Prior to the adoption of 3870, the company did not recognize compensation expense when stock or stock options were issued to consultants. Any consideration paid on exercise of stock options or purchase of stock was credit to share capital.

        Under U.S. GAAP, the Company recorded compensation expense for stock or stock options granted in exchange for services from consultants. During the year ended October 31, 2001, the Company issued 50,000 stock options to consultants. The Company has recorded compensation expense of $36,673, of which $9,033 relates to the options issued in fiscal 2001 to consultants.

        During the fiscal year 2002, the Company has recorded compensation expense of $35,052 relating to options granted to consultants.

     (c) Other comprehensive loss (income):

        FASB Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130") requires disclosure of comprehensive income, which includes reported net income as adjusted for other comprehensive income. Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.

     (d) Interest in joint venture:

        Canadian GAAP requires the proportionate consolidation of interests in joint ventures. Proportionate consolidation is not permitted under U.S. GAAP and interests in joint ventures are accounted for on the equity basis. However, as allowed by the Securities and Exchange Commission ("SEC"), reclassification is not required in a SEC filing when specified criteria are met and information disclosed. These criteria have been met and the information is disclosed in note 8.

        Although the adoption of proportionate consolidation has no impact on net earnings or shareholders' equity, it does increase assets, liabilities, revenue, expenses and cash flows from operations from those amounts otherwise reported under U.S. GAAP.

     (e) Short-term investments:

        Short-term investments consist of corporate debt securities. For U.S. GAAP purposes, the Company classifies its debt securities as available-for-sale, which are recorded at fair value.

        Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the periods presented, there have been no unrealized holding gains or losses on short-term investments.

        A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established.

    (f) Notes to consolidated financial statements:

        In order to comply with U.S. GAAP, the following notes to the consolidated financial statements would need to be added:

        (i) Stock-based compensation plan:

           Under U.S. GAAP, for any stock options with an exercise price that is less than the market price on the date of grant, the difference between the exercise price and the market price on the date of grant is recorded as compensation expense ("intrinsic value-based method"). As the Company grants stock options at the fair market value of the shares on the day immediately preceding the date of the grant of the options, no compensation expense is recognized under the intrinsic value-based method.

           SFAS No. 123, Accounting for Stock-Based Compensation, requires pro forma disclosures of net income and earnings per share, as if the fair value-based method as opposed to the intrinsic value-based method of accounting for employee stock options had been applied. The disclosures in the following table show the Company's loss for the year and loss per share on a pro forma basis using the fair value method as determined by using the Black-Scholes option-pricing model. Assumptions used when valuing the options at their date of grant using in the Black-Scholes option pricing model include: risk-free interest rate of 3.092%, estimated life of three years, expected divided yield of 0% and volatility of 150%.

-----------------------------------------------------------------------------------------------------------------------------
                                          December 31            October 31            October 31           October 31
                                                 2003                  2003                  2002                 2001
-----------------------------------------------------------------------------------------------------------------------------
              Loss under U.S. GAAP    $   (5,618,074)       $   (4,834,128)        $  (4,099,725)       $  (12,308,831)
              Compensation expense          1,281,680             1,283,886             4,258,204            4,102,960
-----------------------------------------------------------------------------------------------------------------------------
              Pro forma loss under
              U.S. GAAP                   (6,899,754)           (6,118,014)           (8,357,929)         (16,411,791)
              Pro forma loss per
               common share:
              Basic and diluted       $        (1.07)       $        (1.07)        $       (2.81)       $       (6.22)
-----------------------------------------------------------------------------------------------------------------------------
              Weighted average number of
              common shares                 6,478,296             5,715,423             2,971,692            2,637,648

     (ii) Recent accounting pronouncements:

           In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" which requires companies to recognized costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not believe that adoption of SFAS No. 146 will have a material effect on its results of operations and financial position.

           In December 2001, the Accounting Standards Board in Canada issued CICA Handbook Section 3870 "Stock-Based Compensation and Other Stock-Based Payments". This section establishes standards for the recognition, measurement, and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. It applies to transactions in which shares of common stock, stock options, or other equity instruments are granted or liabilities incurred based on the price of common stock or other equity instruments. The Company will adopt Section 3870 for its fiscal year beginning November 1, 2002. The adoption of this standard will not have a material impact on the Company's financial position or results of operations.

           In January 2003, the FASB issued interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). Its consolidation provisions are applicable for all newly created entities created after January 31, 2003, and are applicable to existing variable interest entities as of the beginning of the Company's fiscal year being January 1, 2004. With respect to entities that do not quality to be assess for consolidation based on voting interests, FIN 46 generally requires a company that has variable interests that will absorb a majority of the variable interests expected losses if they occur, or both, to consolidate that variable interest entity. For periods prior to FIN 46's effective date, certain disclosures will be required if it is reasonably possible that the Company will have a significant variable interest in or be the primary beneficiary of a variable interest entity when FIN 46 guidance if effective. The adoption of this standard will have no material impact on its financial results or operations or cash flows.

16.   SUBSEQUENT EVENTS:

(a) On January 20, 2004, the Company completed a private placement through the issuance of 1,000,000 common shares and 1,100,000 common share purchase warrants. The Company received gross proceeds of $2,000,000 in the transaction. The warrants were comprised of 500,000 warrants exercisable at $2.00 and 600,000 at $2.05. Each warrant entitles the holder thereof to acquire one common share for a period of three years. The common shares cannot be re-sold in the public markets until a registration statement has been filed and declared effective by the U.S. Securities and Exchange Commission.

(b) In February 2004, the Company amended the DSS Software Technologies share purchase agreement. The promissory note (see note 3) in the amount of $600,000 payable in instalments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 has been replaced by the issuance of 200,000 Diversinet common shares and cash payments of $50,000 in February 2004, $50,000 on April 2004 and $100,000 on January 2005. The existing 120,000 warrants exercisable at $3.75 have been replaced by issuance of 120,000 warrants exercisable at $2.05, exercisable after January 1, 2005 expiring on December 31, 2006. The common shares cannot be re-sold in the public markets until a registration statement has been filed and declared effective by the U.S. Securities and Exchange Commission.

DIVERSINET CORP.
Unaudited Consolidated Balance Sheets
(In United States dollars)
As at December 31, 2003


Assets

Current assets:
        Cash and cash equivalents                                               $                   722,569
        Short-term investments                                                                    1,243,960
        Accounts receivable (including $62,293 from joint venture, note 8)                        1,081,760
        Other receivables                                                                            85,748
        Prepaid expenses                                                                            375,009
--------------------------------------------------------------------------------------------------------------
        Total current assets                                                                      3,509,046

        Capital assets, net (note 4)                                                                986,316
        Purchased technology, net of $62,833, $31,416,
          $nil amortization (note 3)                                                                314,167
        Customer assets net of $110,256 amortization (note 3)                                       882,048
        Goodwill (note 3)                                                                         5,311,932
--------------------------------------------------------------------------------------------------------------
Total assets                                                                     $               11,003,509
--------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity

Current liabilities:
        Accounts payable                                                        $                   899,644
        Accrued liabilities (note 5)                                                              1,351,400
        Notes payable                                                                                28,192
        Current portion of promissory note                                                          300,000
        Deferred revenue                                                                            477,449
--------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                                 3,056,685

        Promissory note                                                                             300,000

Shareholders' equity:
        Share capital (note 6):
               Authorized:
                      Unlimited common shares
               Issued and outstanding:
                      11,043,027 common shares                                                   49,191,482
        Contributed surplus                                                                         126,173
        Cumulative translation adjustment                                                        (1,520,721)
        Share purchase warrants (note 6)                                                          1,331,652
        Deficit                                                                                 (41,481,762)
-------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                                                                7,646,824

Future operations (note 1)
Commitments and contingencies (note 11)

-------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                                       $               11,003,509
-------------------------------------------------------------------------------------------------------------


See accompanying notes to the unaudited consolidated financial statements.

DIVERSINET CORP.
Unaudited Consolidated Statements of Earnings and Deficit
(In United States dollars)

------------------------------------------------------------------------------------------------
                                                                        Two-month period ended
                                                                             December 31, 2003
------------------------------------------------------------------------------------------------
Revenue                                                                     $        1,454,673

Cost of sales                                                                        1,131,466
------------------------------------------------------------------------------------------------
Gross margin                                                                           323,207

Expenses:
Research and development                                                               269,778
Sales and marketing                                                                    385,117
General and administrative                                                             285,311
Depreciation and amortization                                                          166,377
------------------------------------------------------------------------------------------------
                                                                                     1,106,583
------------------------------------------------------------------------------------------------

Loss before the following                                                             (783,376)

Interest expense                                                                           570
------------------------------------------------------------------------------------------------

Loss for the period                                                                   (783,946)

Deficit, beginning of period                                                       (40,697,816)
------------------------------------------------------------------------------------------------
Deficit, end of period                                                  $          (41,481,762)
------------------------------------------------------------------------------------------------

Basic and diluted loss per share (note 7)                               $              (0.07)
------------------------------------------------------------------------------------------------

Weighted average number of common shares                                            11,043,027
------------------------------------------------------------------------------------------------


See accompanying notes to the unaudited consolidated financial statements.

DIVERSINET CORP.
Unaudited Consolidated Statements of Cash Flows
(In United States dollars)

------------------------------------------------------------------------------------------------
                                                                        Two-month period ended
                                                                             December 31, 2003
------------------------------------------------------------------------------------------------

Cash provided by (used in):

Operating activities:
        Loss from continuing operations                                 $            (783,946)
        Items not involving cash:
               Depreciation and amortization                                           166,377
               Stock-based compensation expense                                         53,493
               Unrealized foreign exchange loss (gain)                                (74,789)
        Change in non-cash operating working capital:
               Accounts receivable                                                     341,182
               Other receivables                                                       (8,028)
               Prepaid expenses                                                      (142,196)
               Accounts payable                                                         53,887
               Accrued liabilities                                                   (152,919)
               Deferred revenue                                                      (175,901)
------------------------------------------------------------------------------------------------
        Cash used in continuing operations                                           (722,840)

Financing activities:
        Issue of common shares, common share
           purchase options and warrants for cash                                     (10,386)
        Notes payable                                                                  (4,986)
------------------------------------------------------------------------------------------------
        Cash provided by financing activities                                         (15,372)

Investing activities:
        Short-term investments                                                         609,409
        Additions to capital assets                                                   (12,605)
------------------------------------------------------------------------------------------------
        Cash provided by (used in) investing activities                                596,804

Increase (decrease) in cash and cash
    equivalents                                                                      (141,408)

Cash and cash equivalents, beginning of period                                         863,977

------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                $              722,569
------------------------------------------------------------------------------------------------


See accompanying notes to the unaudited consolidated financial statements.

DIVERSINET CORP.
Notes to Unaudited Consolidated Financial Statements
(In United States dollars)

Two month period ended December 31, 2003.

Diversinet Corp. (the "Company"), an Ontario corporation, develops and markets secured wireless and identity management solutions and professional services to the enterprise, financial services, government and gaming and wagering marketplaces.

1.   FUTURE OPERATIONS:

     These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue in operation in the foreseeable future and be able to realize assets and satisfy liabilities in its normal course of business. Certain conditions and events exist that cast substantial doubt on the Company's ability to continue as a going concern.

     The Company has incurred significant losses and used significant amounts of cash in operating activities in recent years.

     Continued operations depend upon the Company's ability to generate future profitable operations and/or obtain additional financing to fund future operations and, ultimately, to generate positive cash flows from operating activities. There can be no assurance that the Company will be successful in obtaining additional financing or generating positive cash flows from operations.

     Should the Company be unable to generate positive cash flows from operations or secure additional financing in the foreseeable future, the application of the going concern principle for financial statement reporting purposes may no longer be appropriate. These financial statements do not include any adjustments related to the valuation or classification of recorded asset amounts or the amounts or classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES:

     These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which, except as described in note 15, conform in all material respects with accounting principles generally accepted in the United States. Significant accounting policies adopted by the Company are as follows:

     (a)  Fiscal Year:

        In 2003, the Company changed its fiscal year end from October 31 to December 31. As a result of the change in year end, the Company is providing unaudited financial statements for the two months ended December 31, 2003.

     (b)  Basis of consolidation:

        The consolidated financial statements include the accounts of the Company and its subsidiaries. The Company accounts for its interest in a joint venture by the proportionate consolidation method. All significant intercompany transactions and balances have been eliminated.

     (c)  Goodwill:

        Handbook section 3062 "Goodwill and Other Intangible Assets", requires that goodwill no longer be amortized but instead be tested for impairment at least annually by comparing the carrying value of a reporting unit with its fair value. If any potential impairment is indicated, then it is quantified by comparing the carrying value of goodwill to its fair value.

        During December 2003 the Company completed its goodwill impairment test and concluded that no write-down was required.

     (d)  Revenue recognition:

        Consulting revenues are recognized on a time and materials basis, or on a percentage of completion basis, depending on the contract, as employees and subcontractors provide services. Revenue from time and materials service contracts are recognized as the services are provided. Revenue from fixed price long-term contracts is recognized over the contract term based on the percentage of services provided during the period compared to the total estimated services to be provided over the entire contract. Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable. Contract losses are determined to be the amount by which the estimated direct and indirect costs of the contract exceed the estimated total revenues that will be generated by the contract. Revenue recognized in excess of billings is recorded as unbilled services. Billings in excess of revenue recognized are recorded as deferred revenue until the above revenue recognition criteria are met. Reimbursements, including those relating to travel and other out-of-pocket expenses, and other similar third-party costs, are included in revenues.

        Revenue from software license agreements is recognized upon execution of a license agreement and the shipment of the software, as long as all vendor obligations have been satisfied, the license fee is fixed and determinable and collection of the license fees is probable. Revenue from the sale of additional software products is recognized as software is delivered.

        Revenue earned on software arrangements involving multiple elements (i.e., software products, upgrades/enhancements, post contract customer support, installation, training, et cetera) is allocated to each element based on vendor specific objective evidence of relative fair value of the elements. When arrangements contain multiple elements and vendor specific objective evidence only exists for all undelivered elements, the Company recognizes revenue for the delivered elements using the residual method, whereby the total arrangement fee is assigned to the undelivered elements based on their fair value, with the residual assigned to the delivered elements and recognized. For arrangements containing multiple elements where vendor specific objective evidence does not exist for all undelivered elements, revenue for the delivered and undelivered elements is deferred until either vendor specific objective evidence exists for the remaining undelivered elements or all elements have been delivered. The revenue allocated to post contract customer support is recognized ratably over the term of the support and revenue allocated to service elements (such as training and installation) is recognized as the services are performed.

        The Company's sales arrangements generally include standard payment terms ranging up to 90 days. The Company provides a limited product warranty, the costs of which have historically been insignificant.

     (e)  Cash and cash equivalents:

        Cash and cash equivalents include cash on account and short-term investments in money market instruments with original maturities of 90 days or less when acquired.

     (f)  Short-term investments:

        Short-term investments consist of bonds having a term of 90 days when acquired which are recorded at cost plus accrued interest.

     (g)  Investment tax credits:

        Investment tax credits are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized. Investment tax credits earned with respect to current expenditures for qualified research and development activities are included in the consolidated statements of earnings and deficit as a reduction of related expenses in the year incurred. Assistance related to the acquisition of capital assets used for research and development is credited against the related capital assets. The Company has recorded no investment tax credits.

     (h)  Research and development costs:

        Research costs are expensed as incurred. Software development costs are deferred once costs meet the criteria under Canadian generally accepted accounting principles for deferral and amortization. Such deferred costs are amortized, commencing when the product is commercially released, on a straight-line basis over two years. The recoverability of any unamortized deferred development costs is reviewed on an ongoing basis.

     (i)  Purchased and acquired technology:

        The Company capitalizes purchased technology and amortizes such costs over two years. The carrying value is assessed on a periodic basis to determine if a write-down is required.

     (j)  Customer assets:

        Customer relationships are amortized over three years. Customer contracts are amortized as services are performed. The carrying value is accessed on a periodic basis to determine if a write-down is required.

     (k)  Foreign currency translation:

        Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at the exchange rates prevailing at the consolidated balance sheet dates. Non-monetary assets and liabilities are translated at historical rates. Transactions in foreign currencies are translated into United States dollars at the approximate rates prevailing at the dates of the transactions. Foreign exchange gains and losses are included in loss for the period. The Company has historically prepared its consolidated financial statements in Canadian dollars and used the Canadian dollar as its measurement currency. As a result of a number of circumstances, including the current year financing activities, the acquisition of DSS Software Technologies and Caradas, Inc. and the U.S. dollar becoming the measurement currency in which most of the Company's business is transacted, effective October 1, 2003, the Company adopted the U.S. dollar as its measurement and reporting currency for preparation of its consolidated financial statements. Share capital has been translated at the exchange rate in effect at the time of the transaction. Deficit has been translated at the approximate rates prevailing at the dates of the transactions and monetary assets and liabilities have been translated into United States dollars at the exchange rates prevailing at the consolidated balance sheet dates. The resulting difference has been classified as a cumulative translation adjustment on the balance sheet.

(l) Capital assets:

        Capital assets are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is provided over the estimated useful lives of the assets at the following annual rates and bases:

----------------------------------------------------------------------------
        Asset                       Basis                           Rate
----------------------------------------------------------------------------
        Computer hardware           Declining balance                30%
        Computer software           Declining balance                30%
        Furniture and fixtures      Declining balance                20%
        Leasehold improvements      Straight-line     Over term of lease
----------------------------------------------------------------------------

        The Company regularly reviews the carrying values of its capital assets by comparing the carrying amount of the asset to the expected future undiscounted cash flows to be generated by the asset. If the carrying value exceeds the amount recoverable, a write-down of the asset to its estimated net recoverable amount is charged to the statements of earnings and deficit.

     (m)  Income taxes:

        The Company accounts for income taxes using the asset and liability method. Under this method, future income taxes are recognized at the enacted or substantively enacted tax rate expected to be applicable at the date of reversal for all significant temporary differences between the tax and accounting bases of assets and liabilities and for certain tax carry forward items. Future income tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the future income tax assets will be realized. Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the substantive enactment of the change.

     (n)  Earnings per share:

        Basic earnings per share is computed using the weighted average number of common shares that are outstanding during the year. Diluted earnings per share is computed using the weighted average number of common and potential common shares outstanding during the year. Potential common shares consist of the incremental number of common shares issuable upon the exercise of stock options and warrants and are calculated using the treasury stock method.

(o) Stock-based compensation:

        Effective November 1, 2002, the Company adopted the new CICA Handbook section 3870, "Stock-Based Compensation and Other Stock-Based Payments", which requires that a fair value based method of accounting be applied to all stock-based payments to non-employees and to direct awards of stock to employees. However, the standard permits the Company to continue its existing policy of recording no compensation cost on the grant of stock options and warrants to employees with the addition of pro-forma information as if the fair value method has been applied. Had the company determined compensation expense based on the fair value of stock options granted subsequent to November 1, 2002, the Company's loss and loss per share would have been reported as the pro-forma amounts indicated below:

        ------------------------------------------------------------------
                                             Two months ended
                                             December 31, 2003
        ------------------------------------------------------------------
        Loss for the period as reported         $(783,946)
        Pro forma loss                           (879,133)
        Pro forma loss per common share:
           Basic and diluted                       $(0.08)


        Weighted average number of common shares11,043,027 (p) Use of estimates:
        The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenue and expenses during the year. Actual results could differ from those estimates.

     3.   ACQUISITIONS:

        a) In January 2003, the Company acquired 100% of the outstanding shares of DSS Software Technologies, a consulting services provider. The aggregate purchase price was $1,301,038 consisting of $300,000 in cash, $26,998 in the costs associated with the acquisition, $600,000 of promissory note payable in instalments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005
               and 120,000 share purchase warrants with a value of $374,040. The share purchase warrants vest equally on January 2, 2003, 2004 and 2005 and are exercisable at $3.75 per share for five years. Additional future cash consideration in the amount of $800,000 is payable based on the achievement of certain financial targets over the next two years and will be recorded with an increase to goodwill if and when the targets have been met. The acquisition was accounted for using the purchase method and the purchase price was allocated as follows:

            ---------------------------------------------------------
            Fair  value  of  net  capital                $    93,374
            assets acquired
            Working capital                                  290,422
            Goodwill                                         917,242
            ---------------------------------------------------------
            Purchase price                               $ 1,301,038
            ---------------------------------------------------------

     b) In September 2003, the Company acquired 100% of the outstanding shares of Caradas, Inc., a credential management provider. The aggregate purchase price was $5,630,475 consisting of 1,417,500 common shares with a value of $4,895,310, $64,565 in the costs associated with the acquisition and 200,000 common share purchase warrants with a value of $670,600. The share purchase warrants vest equally on a quarterly basis over three years and each is exercisable to purchase one common share at $2.45 per share for five years from the date of vesting. The acquisition was accounted for using the purchase method and the purchase price was allocated as follows:

            Fair  value  of  net  capital
            assets acquired                               $  186,853
            Working capital                                (320,372)
            Purchased technology                             377,000
            Customer assets                                  992,304
            Goodwill                                       4,394,690
            ---------------------------------------------------------
            Purchase price                               $ 5,630,475
            ---------------------------------------------------------

        The customer assets of $992,304 are comprised of customer relationships and other customer contracts. The customer relationships were assigned a useful life of three years, while the customer contracts will be amortized as services are performed. The purchased technology of $377,000 has been assigned a useful life of two years.

4. CAPITAL ASSETS:

--------------------------------------------------------------------------------
                                            Accumulated         Net
     December 31, 2003          Cost        depreciation        book
                                          and amortization      value
--------------------------------------------------------------------------------

     Computer hardware      $1,342,228      $  817,852      $  524,376
     Computer software         556,319         365,310         191,009
     Furniture and fixtures    291,174         138,401         152,773
     Leasehold improvements    234,865         116,707         118,158
--------------------------------------------------------------------------------
                           $ 2,424,586      $1,438,270      $  986,316
--------------------------------------------------------------------------------

     In the two months ended December 31, 2003, depreciation expense and amortization amounted to $166,377.

5. ACCRUED LIABILITIES:

------------------------------------------------------------------------------
                                                December 31, 2003
------------------------------------------------------------------------------
     Remuneration                                     $   815,135
     Professional fees                                    372,663
     Miscellaneous                                        163,602
------------------------------------------------------------------------------
                                                      $ 1,351,400
------------------------------------------------------------------------------

6. SHARE CAPITAL, WARRANTS AND COMMON SHARE PURCHASE OPTIONS:

There are an unlimited number of authorized common shares with no par value.

     The following details the changes in issued and outstanding shares, compensation options and warrants:

    -----------------------------------------------------------------------
                           Compensation options        Common shares
                               and warrants
    -----------------------------------------------------------------------
                               Number      Amount      Number       Amount
    -----------------------------------------------------------------------

    Balance, October
    31, 2000 (b)               41,350     $     -   2,635,176  $37,500,677

    Stock options                   -           -       6,312       68,651
    exercised and
    shares issued (a)
    -----------------------------------------------------------------------
    Balance, October           41,350           -   2,641,488   37,569,328
    31, 2001

    Private placement         471,554           -     580,820    3,108,217
    (c)
    -----------------------------------------------------------------------

    Balance, October          512,904           -   3,222,308   40,677,545
    31, 2002

    Reverse stock split (d)         -           -           -      (5,246)

    Private placement (e)      60,000      68,304   5,844,037    2,932,587

    Stock options                   -           -          83           52
    exercised and
    shares issued (a)

    Acquisition of DSS (f)    120,000     374,040           -            -

    Acquisition       of      200,000     670,600   1,417,500    4,895,310
    Caradas (g)

    Professional              127,500     218,708     559,099      701,620
    services (h)
    -----------------------------------------------------------------------

    Balance, October        1,020,404   1,331,652  11,043,027   49,201,868
    31, 2003

    Private placement (e)           -           -           -     (10,386)
    -----------------------------------------------------------------------

    Balance, December       1,020,404 $ 1,331,652  11,043,027  $49,191,482
    31, 2003
    -----------------------------------------------------------------------

(a) During 2001, 2002 and 2003, the Company granted options to certain employees, officers and directors under a share option plan (note 12), enabling them to purchase common shares of the Company.

(b) Warrants outstanding as of October 31, 2001 and 2000 consist of 15,000 warrants issued in October 1999 as an exercise price of $131.25 per share, expiring October 2004 and 26,350 warrants issued in May 2000 at an exercise price of $85.90 per share, expiring May 2005.

(c) On April 4, 2002, the Company completed a private placement of 518,670 units at a price of $6.00 per unit for gross proceeds before expenses $3,112,022. Each unit was comprised of one common share and three-quarters of one common share purchase warrant. Each warrant entitles the holder thereof to acquire one common share at a price of $7.20 per common share for a period of up to three years from April 4, 2002.

        The following consideration was issued to placement agents in connection with the private placement: (i) cash consideration of $140,400 plus out-of-pocket expenses of approximately $7,500; (ii) compensation options to purchase up to 23,400 units on the same terms as described above; (iii) 50,000 common share purchase warrants to purchase common shares at prices of $6.00 and $7.20 and expiring on April 2 and 3, 2005;
        (iv) 18,750 common share purchase warrants to purchase common shares at a price of $0.10 per common share.

        On April 8, 2002, the compensation options noted in (ii) above, were exercised and the Company issued 23,400 common shares and 17,550 common share purchase warrants to the placement agents.

        On May 8, 2002, upon issuance of the common share purchase warrants noted in (iv) above, the warrants were immediately exercised and the Company issued 18,750 common shares. The fair value of these warrants in the amount of $110,625 was recorded as share issue costs.

        On May 8, 2002, the Company issued an additional 20,000 units at a price of $6.00 per unit for gross proceeds of $120,000. Each unit was comprised of one common share and three quarters of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at a price of $7.20 for a period of three years from May 8, 2002.
(d) On January 28, 2003 the Company completed a reverse stock split of its issued and outstanding common shares whereby every ten shares of common stock were exchanged for one share of common stock. All common share amounts in the financial statements have been restated to give effect to the stock split.
(e) On June 23, 2003, the Company completed a private placement of 5,000,000 common shares at a price of $0.62 per common share for gross proceeds of $3,100,000.

        The placement agent exercised its option to receive 500,000 common shares in lieu of its $310,000 fee from the Private Placement. The placement agent also received 40,000 common shares in lieu of its $24,000 retainer fee to act as placement agent. Further compensation was issued as a three-year broker cashless exercisable warrant terminating on June 20, 2006 to purchase up to 500,000 common shares of the Corporation at $0.62 per share. The placement agent has exercised 440,000 in a cashless exercise to receive 304,037 common shares.
(f) In January 2003, the Company acquired 100% of the outstanding shares of DSS Software Technologies. The purchase price included 120,000 share purchase warrants with a value of $374,040. The share purchase warrants vest equally on January 2, 2003, 2004 and 2005 and are exercisable at $3.75 per share for five years.
(g) On September 1, 2003, Diversinet Corp acquired 100% of the outstanding shares of Caradas, Inc. The aggregate consideration was 1,417,500 Diversinet common shares and 200,000 share purchase warrants. The share purchase warrants are exercisable at $2.45 per share for five years. The share purchase warrants will vest to the holder quarterly over three years.
(h)     Professional services:

        The following chart summarizes the activity during the year ended December 31, 2003:

     -------------------------------------------------------------------
                             Compensation options and   Common shares
                                             warrants
     -------------------------------------------------------------------
                                     Number    Amount   Number   Amount
     -------------------------------------------------------------------

     Consulting services (i)         20,000  $ 42,088        - $      -

     Consulting services (ii)         2,500     5,260        -        -

     Business development                 -         -  250,000  300,000
     services (iii)

     Public relations services      100,000    57,620  200,000  240,000
     (iv)

       Warrants exercised (iv)    (100,000)  (57,620)   69,099   57,620

     Advisory board consulting       50,000    59,260        -        -
     services (v)

     Advisory board consulting       25,000    52,508        -        -
     services (vi)

     Consulting services (vii)            -         -   40,000  104,000

     Consulting services (viii)      25,000    39,640        -        -

     Consulting services (ix)         5,000    19,952        -        -
     -------------------------------------------------------------------
                                    127,500  $218,708  559,099 $701,620
     -------------------------------------------------------------------

(i) On November 1, 2002 the Company entered into an agreement for consulting services. In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year warrant terminating on October 23, 2005 to purchase up to 20,000 of our common shares at $2.60 per share in regards to the compensation payable by us for these services.

(ii) On November 1, 2002 the Company entered into an agreement for consulting services. In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year warrant terminating on October 23, 2005 to purchase up to 2,500 of our common shares at $2.60 per share in regards to the compensation payable by us for these services.

(iii) On May 14, 2003, the Company entered into an agreement for business development services. This agreement is subject to certain milestones that if not met may allow Diversinet to terminate the retainer portion of the agreement and /or the entire agreement. In consideration for the services to be rendered Diversinet will pay a retainer equal to $25,000 per month, which at our discretion may be paid as follows: (i) $25,000 per month in cash, or (ii) $25,000 per month by the issuance of 41,667 common shares per month, or (iii) $20,000 per month in cash and issuance of 8,333 common shares per month. The Company has elected to pay the first six months by way of 250,000 common shares.

(iv) On May 14, 2003, the Company entered into an agreement for public relations services. In consideration for the services to be rendered in accordance with the agreement, the Company issued a three-year cashless exercisable warrant terminating on May 12, 2006 to purchase up to 100,000 of our common shares at $0.60 per share and 200,000 common shares, being 16,667 common shares per month for 12 months in regards to the compensation payable by us for these services. The consultant opted to have a cashless exercise and received 69,099 common shares.

(v) On July 1, 2003, the Company entered into an agreement for advisory board consulting services. In consideration for the services to be rendered in accordance with the agreement, we issued a three-year warrant terminating on June 30, 2006 to purchase up to 50,000 of our common shares at $0.62 per share in regards to the compensation payable by us for these services.

(vi) On July 1, 2003, the Company entered into an agreement for advisory board consulting services. In consideration for the services to be rendered in accordance with the agreement, we issued a five-year warrant terminating on August 1, 2008, vesting equally on a quarterly basis over three years, to purchase up to 25,000 of our common shares at $0.62 per share in regards to the compensation payable by us for these services.

(vii) On July 17, 2003, the Company entered into an agreement for consulting services. In consideration for the services to be rendered in accordance with the agreement, we issued 40,000 of our common shares in regards to the compensation payable by us for these services.

(viii) On August 20, 2003 the Company entered into an agreement for consulting services. In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a one-year warrant terminating on August 20, 2004 to purchase up to 25,000 of our common shares at $3.40 per share in regards to the compensation payable by us for these services.

(ix) On September 1, 2003 the Company entered into an agreement for consulting services. In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a two-year warrant terminating on September 30, 2005 to purchase up to 5,000 of our common shares at $2.50 per share in regards to the compensation payable by us for these services.

7.   BASIC AND DILUTED LOSS PER SHARE:

     Common shares issuable upon the exercise of options and warrants that could dilute basic loss per share in the future were not included in the computation of diluted loss per share because to do so would have been anti-dilutive for the two-months ended December 31, 2003. Anti-dilutive options amounted to 783,946 at December 31, 2003. Anti-dilutive warrants amounted to 905,404 at December 31, 2003.

8.   INTEREST IN JOINT VENTURE:

     On June 4, 2001, the Company entered into an agreement with an Asian company to establish a joint venture to conduct certain of the Company's Asian activities. Each party holds a 50% interest in the joint venture. These financial statements reflect the Company's proportionate interest in the joint venture's assets, liabilities, revenue and expenses.

     The following amounts included in the consolidated financial statements represent the Company's proportionate interest in the joint venture at December 31, 2003:


-----------------------------------------------------------------
                                      December 31, 2003
-----------------------------------------------------------------
     Cash                                $       37
     Accounts receivable                         56
     Prepaid expenses                           445
     Capital assets                         172,495
-----------------------------------------------------------------
     Total assets                        $  173,033
-----------------------------------------------------------------
     Accounts payable                    $   80,950
     Accrued liabilities                      4,369
-----------------------------------------------------------------
     Total liabilities                   $   85,319
-----------------------------------------------------------------
     Revenue                             $      181
     Expenses                               170,944
-----------------------------------------------------------------
     Loss                                $ (170,763)
-----------------------------------------------------------------

     During the two months ended December 31, 2003, the Company recognized revenue of $nil from sales to the joint venture. As at December 31, 2003, the Company had contributed approximately $636,993 (2002 - $626,054) into the joint venture. The Company has to date committed to contribute an additional $6,200 to the joint venture for the Company's proportionate share of the joint venture requirements. This amount is expected to be contributed within the next six months.

9. INCOME TAXES:

     The tax effects of significant temporary differences representing future tax assets is as follows:

----------------------------------------------------------------------
                                                     December 31, 2003
----------------------------------------------------------------------

     Future tax assets:
     Operating loss carryforwards                          $10,813,090
     Capital loss carryforwards                                567,607
     Share issue costs                                         121,514
     Research and development costs                          2,736,323
     Capital assets, accounting basis less than tax basis    5,706,491
----------------------------------------------------------------------
                                                            19,945,025
     Valuation allowance                                   (19,945,025)
----------------------------------------------------------------------
     Net future tax assets                                 $        -
----------------------------------------------------------------------

     In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income, uncertainties related to the industry in which the Company operates and tax planning strategies in making this assessment.

     At December 31, 2003, the Company has non-capital losses available for carryforward for Canadian income tax purposes amounting to $28,324,000. These losses expire in the following fiscal years:

-------------------------------------------------------------------------
     2004                                                 $2,854,000
     2005                                                  4,250,000
     2006                                                  4,142,000
     2007                                                 10,862,000
     2008                                                  3,254,000
     2009                                                  2,539,000
     2010                                                    423,000
-------------------------------------------------------------------------
                                                         $28,324,000
-------------------------------------------------------------------------

     The Company also has non-capital losses available for carryforward for United States income tax purposes amounting to $1,628,000, expiring between 2018 and 2023.

10. SEGMENTED INFORMATION:

     The Company operates in a single reportable operating segment. This segment derives its revenue from the sale of secured wireless and identity management solutions and related products and services. As at December 31, 2003, 60% of the capital assets were located in Canada, 22% were located in the United States and 18% in Hong Kong.

     A summary of sales to major customers that exceeded 10% of total sales and the approximate amount due from these customers during each of the years in the three-year period ended October 31, 2003 and the fourteen month period ended December 31, 2003, are as follows:

--------------------------------------------------------------------------
                            Sales            Accounts Receivable
                December 31, 2003             December 31, 2003
--------------------------------------------------------------------------
     Customer 1               30%           $      203,752
     Customer 2               20%                  125,746
--------------------------------------------------------------------------

     The Company does not consider itself to be economically dependent on any single customer or supplier.

     Revenue for the two months ended December 31, 2003 is attributable to geographic location based on the location of the customer, as follows:

---------------------------------------------------
                         December 31, 2003
---------------------------------------------------
     Sales:
        United States      $1,378,769
        Canada                     -
        Other                 70,000
        Asia                   5,904
---------------------------------------------------
                           $1,454,673
---------------------------------------------------

11. COMMITMENTS AND CONTINGENCIES:

     (a)  Litigation:

        Management is of the opinion that the claims listed below are without merit and will not materially impact the Company. As a result, no provision for loss has been made in these consolidated financial statements.

          (i) The Company has been served with a statement of complaint, as a co-defendant, wherein the plaintiff is seeking rescission of an international offering private placement transaction it entered into with the Company in August 1995, in which the plaintiff purchased 212,500 common shares (850,000 common shares prior to a one-for-four reverse split) from the Company for $3,700,000. The plaintiff is also seeking damages in the amount of $3,700,000 plus interest and costs.

          (ii) During fiscal 2000, the Company and its wholly owned Barbados subsidiary, The Instant Publisher Ltd., were sued by a company that alleged that the Company breached a dealer agreement entered into in 1995 by the Company's former printing business and is seeking damages of $1,533,950 and damages of $25,000,000 for loss of reputation and loss of opportunity, pre-judgment and post-judgment interest, and costs.

          (iii) One of the Company's wholly owned subsidiaries is being sued in Bankruptcy Court by a company alleging the subsidiary received preferential payments. The plaintiff is seeking to receive $200,000.

          (iv) In addition to the above, in the ordinary course of business, the Company and its subsidiaries have legal proceedings brought against them.

     (b) Lease commitments:

        Total future minimum lease payments including operating costs are as follows:

--------------------------------------------------------------------------------
        2004                                             $ 620,188
        2005                                               458,585
        2006                                               307,605
--------------------------------------------------------------------------------
                                                         $1,386,378
--------------------------------------------------------------------------------

12. STOCK INCENTIVE PLAN:

     The Company grants options to certain employees, officers, directors and consultants under a share option plan (the "Plan"), enabling them to purchase common shares of the Company. The exercise price of an option under the Plan may not be less than the current market price of common shares on the day immediately proceeding the day the share option was granted. The Plan provides that the number of common shares reserved for issuance under the Plan shall not exceed 2,022,291 common shares. These options generally vest on a quarterly basis over three years and expire five years after the date of grant. As at December 31, 2003, the number of common shares reserved for future issues of stock options amounts to 688,573.


       --------------------------------------------------------------------- -- ---------------------------
                               Options outstanding                                    Options vested
       ---------------------------------------------------------------------    ---------------------------

         Range of exercise         Number          Weighted        Weighted           Number      Weighted
                     price    outstanding           average         average      exercisable       average
                                                  remaining  exercise price                       exercise
                                                contractual                                          price
                                               life - years
       -------------------- -------------- ----------------- ---------------    ------------- -------------
             $0.62 - $3.00        897,400              4.51           $1.91          104,850         $1.72

             $3.70 - $6.10        109,726              3.62            5.02           43,511          5.08

           $12.40 - $30.00         85,520              2.12           19.87           74,299         20.27

           $45.60 - $48.80          4,750              .045           46.95            4,750         46.95

          $51.88 - $149.40         21,450              1.17           88.94           21,450         88.94
       -------------------- -------------- ----------------- ---------------    ------------- -------------
                                1,118,846              3.55           $5.45          248,860       $ 16.23
       -------------------- -------------- ----------------- --------------- -- ------------- -------------

Changes for the employee stock option plan during the two month period ended December 31, 2003 were as follows:


                                                              Two months ended December 31, 2003
       ----------------------------------------------  ------------------ -------------------------------

                                                        Number of shares       Weighted average exercise
                                                                                                   price
       ----------------------------------------------  ------------------ -------------------------------
       Options outstanding, October 31, 2003                   1,037,929                          $ 5.71

       Options granted                                            81,000                            2.05

       Options exercised                                            (83)                            0.62
       ----------------------------------------------  ------------------ -------------------------------

       Options outstanding, December 31, 2003                  1,118,846                          $ 5.45
       ----------------------------------------------  ------------------ -------------------------------

       Options exercisable, December 31, 2003                    248,860                          $16.23
       ----------------------------------------------  ------------------ -------------------------------

       Weighted   average   fair  value  of  options                                              $ 2.05
       granted during the two month period
       ----------------------------------------------  ------------------ -------------------------------

13. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

     The Company is exposed to the following risks related to financial assets and liabilities:

     (a) Currency risk:

        The Company is subject to currency risk through its activities in Canada, United Kingdom, Europe and Asia. Unfavourable changes in the exchange rate may affect the operating results of the Company.

        The Company does not actively use derivative instruments to reduce its exposure to foreign currency risk. However, dependent on the nature, amount and timing of foreign currency receipts and payments, the Company may enter into forward exchange contracts to mitigate the associated risks.

     (b) Fair values:

        The fair values of the Company's financial instruments approximate their carrying amounts due to their short-term nature.

     (c) Credit risk:

        Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash equivalents, short-term investments and accounts receivable. Cash equivalents and short-term investments are maintained at high-quality financial institutions.

        The Company generally does not require collateral for sales on credit. The Company closely monitors extensions of credit. Management assesses the need for allowances for potential credit losses by considering the credit risk of specific customers, historical trends and other information.

14. RELATED PARTY TRANSACTIONS:

     Related party transactions are in the normal course of operations and are measured at the exchange amount, which is the amount established and agreed to by the related parties.

     As at December 31, 2003, the Company had a promissory note payable in the amount $600,000 due to an officer of the Company. This note is payable in instalments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 and bears no interest.

15.RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING
   PRINCIPLES ("GAAP"):

     The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles. Material differences between Canadian and United States generally accepted accounting principles are described below.

---------------------------------------------------
                   December 31, 2003
---------------------------------------------------
     Share capital:
        Canadian GAAP                    $49,191,482
        Elimination of reduction
         of share capital (a)             30,089,054
---------------------------------------------------
     U.S. GAAP $79,280,536
---------------------------------------------------
     Deficit and comprehensive loss:
        Canadian GAAP                   $(41,481,762)
        Elimination of reduction
         of share capital (a)            (30,089,054)
        Compensation expense (b)           (991,696)
---------------------------------------------------
     U.S. GAAP $(72,562,512)
---------------------------------------------------

     Consolidated statements of loss:
        Loss under Canadian GAAP         $ (783,376)
        Compensation expense (b) -
---------------------------------------------------
     Loss under U.S. GAAP                $(783,376)
---------------------------------------------------

     Basic and diluted loss per share
        under U.S. GAAP                 $   (0.07)

---------------------------------------------------

        Loss under U.S. GAAP            $(783,376)
        Other comprehensive loss
        being cumulative
        translation adjustment (c)        415,813
---------------------------------------------------
     Compensation loss under U.S.
---------------------------------------------------
     GAAP                              $(367,563)

     (a) Share capital and deficit:

        On March 1, 1999, the shareholders approved a resolution to reduce the stated capital of the Company by $30,089,054 to eliminate the deficit as at October 31, 1999. Under Canadian GAAP, a reduction of the share capital of outstanding common shares is allowed with a corresponding offset to deficit. This reclassification, which the Company made in 2000 to eliminate the deficit that existed at October 31, 1999, did not meet the criteria specified by U.S. GAAP and results in an increase to share capital with a corresponding increase in deficit of $30,089,054.

     (b) Options to consultants:

        Effective November 1, 2002, the Company adopted the new CICA Handbook section 3870, "Stock-Based compensation and Other Stock Based Payments". As a result, the Company has recognized compensation expense on options issued to consultants in the current period. This resulted in no U.S. GAAP differences in the current period. Prior to the adoption of 3870, the company did not recognize compensation expense when stock or stock options were issued to consultants. Any consideration paid on exercise of stock options or purchase of stock was credit to share capital.

        Under U.S. GAAP, the Company recorded compensation expense for stock or stock options granted in exchange for services from consultants. During the year ended October 31, 2001, the Company issued 50,000 stock options to consultants. The Company has recorded compensation expense of $36,673, of which $9,033 relates to the options issued in fiscal 2001 to consultants.

        During the fiscal year 2002, the Company has recorded compensation expense of $35,052 relating to options granted to consultants.

     (d) Other comprehensive loss (income):

        FASB Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130") requires disclosure of comprehensive income, which includes reported net income as adjusted for other comprehensive income. Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.

     (d) Interest in joint venture:

        Canadian GAAP requires the proportionate consolidation of interests in joint ventures. Proportionate consolidation is not permitted under U.S. GAAP and interests in joint ventures are accounted for on the equity basis. However, as allowed by the Securities and Exchange Commission ("SEC"), reclassification is not required in a SEC filing when specified criteria are met and information disclosed. These criteria have been met and the information is disclosed in note 8.

        Although the adoption of proportionate consolidation has no impact on net earnings or shareholders' equity, it does increase assets, liabilities, revenue, expenses and cash flows from operations from those amounts otherwise reported under U.S. GAAP.

     (e) Short-term investments:

        Short-term investments consist of corporate debt securities. For U.S. GAAP purposes, the Company classifies its debt securities as available-for-sale, which are recorded at fair value.

        Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the periods presented, there have been no unrealized holding gains or losses on short-term investments.

        A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established.

     (f) Notes to consolidated financial statements:

        In order to comply with U.S. GAAP, the following notes to the consolidated financial statements would need to be added:

        (i) Stock-based compensation plan:

           Under U.S. GAAP, for any stock options with an exercise price that is less than the market price on the date of grant, the difference between the exercise price and the market price on the date of grant is recorded as compensation expense ("intrinsic value-based method"). As the Company grants stock options at the fair market value of the shares on the day immediately preceding the date of the grant of the options, no compensation expense is recognized under the intrinsic value-based method.

           SFAS No. 123, Accounting for Stock-Based Compensation, requires pro forma disclosures of net income and earnings per share, as if the fair value-based method as opposed to the intrinsic value-based method of accounting for employee stock options had been applied. The disclosures in the following table show the Company's loss for the year and loss per share on a pro forma basis using the fair value method as determined by using the Black-Scholes option-pricing model. Assumptions used when valuing the options at their date of grant using in the Black-Scholes option pricing model include: risk-free interest rate of 3.092%, estimated life of three years, expected divided yield of 0% and volatility of 150%.

---------------------------------------------------
                   December 31, 2003
---------------------------------------------------
         Loss under U.S. GAAP           $ (783,946)
         Compensation expense(2,206)
---------------------------------------------------
         Pro forma loss under U.S. GAAP   (781,740)
         Pro forma loss per common
         share:
         Basic and diluted              $  (0.12)
---------------------------------------------------
         Weighted average number of
         common shares                 6,478,296

        (ii)Recent accounting pronouncements:

           In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" which requires companies to recognized costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not believe that adoption of SFAS No. 146 will have a material effect on its results of operations and financial position.

           In December 2001, the Accounting Standards Board in Canada issued CICA Handbook Section 3870 "Stock-Based Compensation and Other Stock-Based Payments". This section establishes standards for the recognition, measurement, and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. It applies to transactions in which shares of common stock, stock options, or other equity instruments are granted or liabilities incurred based on the price of common stock or other equity instruments. The Company will adopt Section 3870 for its fiscal year beginning November 1, 2002. The adoption of this standard will not have a material impact on the Company's financial position or results of operations.

           In January 2003, the FASB issued interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). Its consolidation provisions are applicable for all newly created entities created after January 31, 2003, and are applicable to existing variable interest entities as of the beginning of the Company's fiscal year being January 1, 2004. With respect to entities that do not quality to be assess for consolidation based on voting interests, FIN 46 generally requires a company that has variable interests that will absorb a majority of the variable interests expected losses if they occur, or both, to consolidate that variable interest entity. For periods prior to FIN 46's effective date, certain disclosures will be required if it is reasonably possible that the Company will have a significant variable interest in or be the primary beneficiary of a variable interest entity when FIN 46 guidance if effective. The adoption of this standard will have no material impact on its financial results or operations or cash flows.

16.   SUBSEQUENT EVENTS:

        (a) On January 20, 2004, the Company completed a private placement through the issuance of 1,000,000 common shares and 1,100,000 common share purchase warrants. The Company received gross proceeds of $2,000,000 in the transaction. The warrants were comprised of 500,000 warrants exercisable at $2.00 and 600,000 at $2.05. Each warrant entitles the holder thereof to acquire one common share for a period of three years. The common shares cannot be re-sold in the public markets until a registration statement has been filed and declared effective by the U.S. Securities and Exchange Commission.

        (b) In February 2004, the Company amended the DSS Software Technologies share purchase agreement. The promissory note (see note 3) in the amount of $600,000 payable in instalments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 has
               been replaced by the issuance of 200,000 Diversinet common shares and cash payments of $50,000 in February 2004, $50,000 on April 2004 and $100,000 on January 2005. The existing 120,000 warrants exercisable at $3.75 have been replaced by issuance of 120,000 warrants exercisable at $2.05, exercisable after January 1, 2005 expiring on December 31, 2006. The common shares cannot be re-sold in the public markets until a registration statement has been filed and declared effective by the U.S. Securities and Exchange Commission.